Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We have issued our report dated December 21, 2007 accompanying the consolidated financial statements and schedule included in the Transition Report of Clearfield, Inc. (formerly APA Enterprises, Inc.) on Form 10-KSB for the transition period ended September 30, 2007, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/  Grant Thornton LLP





June 6, 2008